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                        DLJ Investment Management Corp.
                                277 Park Avenue
                                  24th Floor
                           New York, New York 10172



                                                              January 11, 1999


DLJ Winthrop Opportunity Funds
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:

                  DLJ Investment Management Corp. (the "Adviser") hereby offers and agrees to purchase 25 Class A shares and 25 Class B shares of the DLJ Winthrop High Income Fund common stock (the "Shares"), when the Shares become available, at a price of $10.00 per Share for an aggregate purchase price of $500.00. The Adviser acknowledges that the Shares are being purchased for the Adviser's own account and for investment purposes only and will be sold only pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or an exemption therefrom.

                                       Sincerely,

                                       DLJ INVESTMENT MANAGEMENT CORP.



                                       By:  ____________________________
                                            Name:
                                            Title:

                  DLJ Winthrop Opportunity Funds hereby accepts the Adviser's offer to purchase the Shares at a price of $10.00 per Share for an aggregate purchase price of $500.00.

                                       DLJ WINTHROP OPPORTUNITY FUNDS



                                       By:  ___________________________
                                            Name:
                                            Title: